Exhibit 10.1

PLACEMENT AGENT AGREEMENT

November 26, 2014

Dear Mr. Ingriselli:

National Securities Corporation is pleased to act as placement agent for PEDEVCO Corp., a Texas corporation (the “Company”), and we both agree pursuant to this Placement Agent Agreement (this “Agreement”) as follows:

1. Offering

(a)Agreement to Act as Placement Agent; Offering.  The Company hereby engages National Securities Corporation to act as its placement agent (the “Placement Agent”) in connection with the issuance and sale by the Company (the “Offering”) of between 3,076,923 and 6,153,846 units (the “Units”) each consisting of (i) one share of Company’s common stock, par value $0.001 per share (the “Common Shares”), and (ii) a Warrant to purchase one share of Company’s common stock exercisable until November __, 2019 at an exercise price of one dollar ($1.00) per share (collectively, the “Warrants”). Units are being issued and sold for sixty-five cents ($0.65) each, with aggregate Offering proceeds of between two million dollars ($2,000,000) and four million dollars ($4,000,000) plus, at the sole discretion of the Company, up to an aggregate of six hundred thousand dollars ($600,000) (the “Option Offering Amount”) from the issuance and sale of up to 923,077 additional Units.

The Units will be offered pursuant to a set of documents, consisting of a Common Stock and Warrant Subscription Agreement (the “Subscription Agreement”), a Warrant Agreement (the “Warrant”), and the Company’s periodic and current reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the U.S. Securities and Exchange Commission (the “Supplementary Information” and together with the Subscription Agreement, the Warrant, the “Transaction Documents”), subject to the terms and conditions set forth in the Transaction Documents.

The Units will be offered without registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Units, the Common Stock, the Warrants and the Common Stock issuable upon conversion of the Warrants are collectively, the “Securities”.

(b)Best Efforts Offering; Closing.  Subject to the Minimum Offering (defined below), the Offering will be conducted on a “best efforts” basis and the Option Offering Amount will be offered on a “reasonable efforts” basis by the Placement Agent.  Subject to the satisfaction of applicable closing conditions, the Company will issue the appropriate number of Units at a closing (the “Closing”), for the sale of the Units, within two (2) business days after subscriptions have been received and accepted by the Company, and when funds from investors have cleared the banking system in the normal course of business, or such later date as determined by the Company and the Placement Agent.  The Closing will take place remotely via the electronic exchange of documents and signatures at such time as shall be determined by the Placement Agent.

(c)Offering Period.  The Offering shall commence on the date hereof and shall terminate on November 30, 2014, or such earlier or later date as agreed upon by the Company and the Placement Agent (such date is the “Termination Date”; the period commencing on the date of this Agreement and ending on the Termination Date is the “Period”).  If subscriptions for at least two million two hundred and fifty dollars ($2,000,000) (the “Minimum Offering”) are not received by the Placement Agent on or before the Termination Date, all funds received from investors will be promptly returned without interest or deduction.

(d)Exemption from Registration.  The Units may not be offered or sold except under the exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and under exemptions from the applicable state “Blue Sky” laws.  Neither the Company nor the Placement Agent will offer or sell the Units by any form of general solicitation or general advertising, including the methods described in Rule 502(c) under the Securities Act.  The Units will be offered and sold only to “accredited investors” within the meaning of Rule 501(a) (“Accredited Investors”) under the Securities Act.  Neither the Company nor the Placement Agent will take any action that would cause the exemptions afforded by Section 4(2) of the Securities Act, Rule 506 thereunder, and applicable state “Blue Sky” laws to be invalidated for the offers and sales of the Units.

(e) Payment.  Payment for the Units shall be made by wire transfer as set forth in the Subscription Agreement.  The minimum purchase of Units by any subscriber shall be sixty thousand (60,000), except that subscriptions for other amounts may be accepted in the discretion of the Company and the Placement Agent.

(f) Escrow Arrangement.  The Placement Agent shall promptly forward all funds received from subscriptions to the escrow account designated for the Offering to be held in escrow at a bank (the “Escrow Agent”) under an escrow agreement among the Escrow Agent, the Placement Agent and the Bank (the “Escrow Agreement”) until Closing.

(g) Rejections of Subscribers and Subscriptions.  Each of the Company and the Placement Agent reserve the right to reject any subscriber or any subscription, in whole or in part, in its sole discretion.  Funds received by the Escrow Agent or the Company from any subscriber whose subscription is rejected, in whole or in part, will be returned to the subscriber to the extent of the rejection thereof, without deduction or interest, but no sooner than such funds have cleared the banking system in the normal course of business.

(h) Registration Rights.  Shares issued by the Company pursuant to the Offering will be entitled to the benefits of certain registration rights in the Subscription Agreement, granting rights to register resales of the Shares substantially in the form circulated to prospective purchasers.

2. Representations, Warranties and Covenants of the Placement Agent

The Placement Agent represents warrants and covenants as follows:

(a) Power. The Placement Agent has the necessary power to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated in this Agreement and those agreements.

(b) No Conflict.  The execution and delivery by the Placement Agent of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated in this Agreement and those agreements will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order, or to the Placement Agent’s knowledge, any statute, rule or regulation applicable to the Placement Agent.  This Agreement and the Escrow Agreement when executed and delivered by the Placement Agent, will constitute the legal, valid and binding obligations of the Placement Agent, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability of those agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought, or (c) the rights to indemnity and contribution may be limited under applicable law.

(c) Delivery of Transaction Documents.  The Placement Agent will deliver to each prospective purchaser, before the purchaser submits a written offer for the purchase of the Units, a copy of the most recent Transaction Documents, provided that the Supplemental Information is deemed delivered as such information is publicly available as part of the information the Company files with the Securities and Exchange Commission in the Company’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) filings.  The Placement Agent will not deliver the Transaction Documents to any person it does not reasonably believe to be an Accredited Investor.

(d) Delivery of Subscription Agreements.  Upon receipt of an executed Subscription Agreement and the payments representing subscriptions for Units, the Placement Agent will promptly forward copies of the subscription documents to the Company and its counsel.

(e) Broker-Dealer Registration.  The Placement Agent is a member of the Financial Industry Regulatory Authority (“FINRA”) and is a broker-dealer registered as such under the Exchange Act, and under the securities laws of the states in which the Units will be offered or sold by the Placement Agent, unless an exemption from such state registration is available to the Placement Agent.  All actions by the Placement Agent and its agents, employees and affiliates in connection with the offer and sale of the Units pursuant to this Agreement will conform to the applicable provisions of Regulation D as promulgated under the Securities Act, the anti-fraud provisions of the Securities Act and the Exchange Act, and all applicable state securities laws and regulations.

(f)No Bad Actors. Neither the Placement Agent, any director, executive officer, or other officer of the Placement Agent participating in the offering (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualification Event”). The Placement Agent has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Placement Agent will notify the Company promptly in writing of (A) any Disqualification Event relating to any Covered Person not previously disclosed to the Company in accordance with Section 2(f), and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Covered Person.

(g) Transactions Following Termination of Agreement.  Placement Agent will promptly deliver in writing following the Closing a list of persons first introduced to the Company or which the Placement Agent first contacted during the term on behalf of the Company.

3. Representations and Warranties of the Company

The Company represents and warrants as follows:

(a) Due Authorization; Enforceability.  The execution, delivery and performance of this Agreement has been, and the execution and delivery of each of the Subscription Agreement, the Escrow Agreement and each of the Warrants will be, upon execution by the Company, duly and validly authorized by the Company and is, or will be, upon execution by the Company, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought, or (iii) the rights to indemnity and contribution may be limited under applicable law.

(b) Capitalization.  All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders of those securities have no rights of rescission or preemptive rights, and are not subject to personal liability solely by reason of being security holders; and none of those securities was issued in violation of the preemptive rights of any holders of any security of the Company.

(c) Due Authorization of Securities.  The Units, the Common Stock and the Warrants issued to the investors and the Placement Agent will be, before the first Closing, duly authorized, and will when issued in connection with the first Closing, validly issued, fully paid and non-assessable.  The shares of Common Stock issuable upon conversion of the Warrants (the “Conversion Shares”) will be duly authorized, validly issued, fully paid and non-assessable upon exercise of the Warrants.

(d) Organization.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.  The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company.  Unless the failure to do so would not have a material adverse effect on the Company, the Company has, or will have for its proposed business before the business is commenced, all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Transaction Documents, and the Company is doing business in strict compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged, except to the extent such noncompliance would not have a material adverse effect on the business, operations or financial condition of the Company.  The Company has all corporate power and authority to enter into this Agreement, and shall have all corporate power and authority to enter into the Subscription Agreement, the Escrow Agreement, and each of the Warrants at the time of execution and delivery of such documents, and to carry out the provisions and conditions of this Agreement and those agreements, and all consents, authorizations, approvals and orders required in connection with this Agreement and those agreements have been obtained or will have been obtained before the execution of this Agreement or those Agreements.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of any of the Securities under the Transaction Documents, this Agreement, the Subscription Agreement, or any of the Agent Warrants (as defined below), except for such consents, authorizations or filings as may be required under applicable federal and state securities laws.

(e) Exemption from Registration.  Subject to the performance by the Placement Agent of its obligations under this Agreement, and the truth and accuracy of the representations and warranties made in the Subscription Agreement by the subscribers, the Transaction Documents and the offer and sale of the Securities will comply at the time of execution, delivery and issuance (as applicable), and will continue to comply, up to the Termination Date in all material respects with the requirements of Section 4(a)(2) of the Securities Act and Rule 506 thereunder and any other applicable federal and state laws, rules and regulations.

(f) No Misstatements.  Neither the Transaction Documents nor any amendment or supplement to it, nor any documents prepared by the Company for distribution to the offerees in connection with the Offering or made available to offerees by the Company will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All statements of material facts in the Transaction Documents are correct and complete as of the date of the Transaction Documents and will be correct and complete on the date of the Closing.

(g) No Integration. Except as disclosed to the Placement Agent in writing, no offers or sales of securities of the same or a similar class as the Securities have been made by the Company or for the Company during the six-month period ended on the date of this Agreement, and none is currently being made or contemplated by the Company or on its behalf, in each case that would be integrated with the present Offering and would cause the loss of the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 thereunder.  Except as disclosed to the Placement Agent in writing, the Company will not make any offer or sales of securities of the same or a similar class as the Securities during the six-month period after the completion of the Offering of the Securities, where such offers or sales would be integrated with the present Offering and would cause the loss of the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 thereunder.

(h) Good Title.  The Company has good and marketable title to all tangible personal property owned by it which is material to the business of the Company.  The Company does not own any real property in fee simple, except for interests in oil or gas properties that may be deemed real property under state law. Except as disclosed in the SEC Reports (as defined in the Subscription Agreement), the Company holds defensible title to the leasehold and other real property interests held by it (the “Real Property”), in each case, free and clear of all liens other than the Encumbrances.   “Encumbrances” means: (a) statutory liens of landlords, banks (and rights of set off), carriers, warehousemen, mechanics, repairmen, workmen, materialmen, vendors and other similar liens arising in the ordinary course of business for amounts not yet overdue or for amounts that are overdue and that are being contested in good faith by appropriate proceedings; (b) liens for taxes, assessments, or other governmental charges or levies and other liens imposed by law, in each case incurred in the ordinary course of business consistent with past practice for amounts not yet overdue or being contested in good faith by appropriate proceedings; (c) the terms and conditions of all liens created by oil and gas leases, easements, rights of way, restrictions, encroachments, and all other burdens recorded in the real property records of the county in which the real property is located; (d) liens to operators and non-operators under model form operating agreements arising in the ordinary course of the business; (e) liens arising from precautionary UCC filings; (f) lease burdens existing as of the date of this agreement constituting monetary obligations payable to third parties, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; and (g) liens arising under unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other customary agreements in the energy industry.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company.

(i) Litigation.  There is no litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the properties or business of the Company, except as disclosed in the Transaction Documents.

(j) No Material Adverse Change.  There has been no material adverse change in the condition of the Company, financial or otherwise, or in the properties or the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, from the latest dates as of which such condition, properties, earnings, business affairs or business prospects, respectively, are described in the Transaction Documents.

(k) No Violation or Default.  Except as disclosed in the Transaction Documents, the Company is not in material breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected.  The Company is not in violation of any provision of its charter or bylaws or in violation of any franchise, license, permit, judgment, decree or order, other than violations that would not have a material adverse effect on the business, operations or financial condition of the Company, and the Company has not received notice that it is in violation of any statute, rule or regulation.  Neither the execution and delivery of this Agreement, the Subscription Agreement, the Escrow Agreement, or any of the Warrants, nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated in this Agreement, the Subscription Agreement, the Escrow Agreement, or each of the Warrants, nor the compliance by the Company with the terms and provisions of this Agreement or those agreements, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject; nor will such action, result in any violation of the provisions of the charter or the bylaws of the Company, assuming the due performance by the Placement Agent of its obligations under this Agreement, or, to the Company’s knowledge, any statute or any order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority, or other government body having jurisdiction over the Company.

(l) Agreements.  This Agreement conforms, and the Subscription Agreement, the Escrow Agreement and each Warrant will conform on or before the first Closing, in all material respects to all descriptions of them in the Transaction Documents.

(m) Securities Issuances; Transactions; Dividends.  Subsequent to the dates as of which information is given in the Transaction Documents, and except as may otherwise be indicated or contemplated in the Transaction Documents, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or entered into any transaction other than in the ordinary course of business, or (ii) declared or paid any dividend or made any other distribution on its capital stock.  The Company has no outstanding obligation to any officer or director of it, except as disclosed in the Transaction Documents.

(n) No Finder’s Fees.  Except for the Placement Agent’s fees under this Agreement, and as disclosed in the Transaction Documents, the Company is not obligated to pay any finder’s or origination fees for the sale of the Units.

(o) Intellectual Property.  The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties (other than encumbrances and rights created by licenses of the Company’s technology to the Company’s customers), all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses that the Company holds out as owning or possessing (including any licenses or rights described in the Transaction Documents as being owned or possessed by the Company).  To the Company’s knowledge, the Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties (other than encumbrances and rights created by licenses of the Company’s technology to the Company’s customers), the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses, necessary to conduct its business (including any licenses or rights described in the Transaction Documents as being owned or possessed by the Company) and there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company’s business (including, without limitation, any such licenses or rights described in the Transaction Documents as being owned or possessed by the Company).  To the Company’s knowledge, none of the Company’s proposed products, services or processes infringe or will infringe on the patents currently held by any third party.  Except as described in the Transaction Documents, to the Company’s knowledge, the Company is under no obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, or technology it has developed, uses, employs, or intends to use or employ.

(p) Taxes.  All taxes which are due and payable from the Company have been paid in full and the Company has no tax deficiency or claim outstanding assessed or proposed against it.

(q) No Corrupt Practices.  Neither the Company nor any of its respective officers, directors, employees or agents, nor any other person acting on their behalf, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Transaction Documents, or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

(r) Not an Investment Company.  The Company is not and, after giving effect to the offering and the application of the proceeds as described in the Transaction Documents, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(s) No Bad Actors. Neither the Company, nor any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) connected with the Company in any capacity as of the date hereof (each, an “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualification Event”).  The Company has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Company will notify the Placement Agent promptly in writing of (A) any Disqualification Event relating to any Covered Person not previously disclosed to the Placement Agent in accordance with Section 3(s), and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Covered Person.

4. Certain Covenants and Agreements of the Company

The Company covenants and agrees as follows:

(a) Material Changes.  To advise the Placement Agent of any material adverse change in the Company’s financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Transaction Documents occurring at any time before the Closing as soon as reasonably practicable as the Company is either informed or becomes aware of them.

(b) Qualification, Registration or Exemption of Issuance of Securities.  To prepare and file with the Securities and Exchange Commission, as promptly as reasonably practicable following Closing, but in no event later than 30 days following Closing, a registration statement on Form S-3 (or if Form S-3 is not available, Form S-1), covering the resale of the Common Shares and Common Stock underlying the Warrants and shall use its commercially reasonable best efforts to have the Registration Statement declared effective within 90 days after the Closing (or within 120 days after the Closing if the Registration Statement receives a “full review” from the SEC).

(c) Use of Proceeds.  The Company shall apply the proceeds of the Offering substantially in accordance with the “Use of Proceeds” Section in the Transaction Documents.

(d) Delivery of Copies of Transaction Documents.  To provide the Placement Agent with a reasonable number of copies of the Transaction Documents in form and substance reasonably satisfactory to the Placement Agent.

(e) Amendment to Transaction Documents.  If any event shall occur or condition exist as a result of which it is necessary or advisable, in the reasonable opinion of the Company or the Placement Agent, to amend or supplement the Transaction Documents, during the Offering Period and before Closing, in order that the Transaction Documents, including the Supplementary Information will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, to prepare and furnish to the Placement Agent a reasonable number of copies of an amendment or supplement to the Transaction Documents (in form and substance reasonably satisfactory to the Placement Agent and its counsel).

(f) Opinion Letter.  At the Closing, the Placement Agent shall receive from the Company, an opinion dated as of the date of such Closing, which opinion shall be in form and substance reasonably satisfactory to counsel for the Placement Agent and the Company, and addressed to the Placement Agent and each purchaser of the Units.

(g) Secretary’s Certificate.  At the Closing, the Placement Agent shall receive from the Company, a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by the Subscription Agreement and the other Transaction Documents and the issuance of the Units, (b) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h) Occurrence of Material Events.  To advise the Placement Agent promptly of (i) the occurrence of any event or the existence of any condition known to the Company referred to in Section 4(a) above, (ii) the receipt by the Company of any communication from the Securities and Exchange Commission or any state securities commissioner concerning the sale of the Units and (iii) the threat of or commencement of any lawsuit or proceeding to which the Company is a party relating to the sale of the Units.

(i) Transactions Following Termination of the Agreement.  If the Offering is not consummated by November 15, 2014, for reasons other than termination of this Agreement by the Placement Agent  or the Company terminating this Agreement because the Placement Agent did not present an Offering to the Company which met the minimum terms of the Offering, during the following twelve (12) months, if any person which the Placement Agent first introduced to the Company by the Placement Agent during the term of this Agreement, purchases equity or debt securities from or otherwise makes a loan to the Company, the Company agrees to pay the Placement Agent upon the closing of such offering a fee in the amount and in the nature that would otherwise have been payable to the Placement Agent had such transaction been an Offering that occurred during the term.  Within five (5) business days of the date of non-renewal or termination of this Agreement where the Offering is not consummated, the Placement Agent will provide the Company with a list of all persons which the Placement Agent first introduced to the Company for the Company’s review and confirmation.

(j) No Other Offerings.  The Company will not, before or during the Offering Period, directly or indirectly (except through the Placement Agent), sell or offer, or attempt to offer to dispose of, or solicit any offer to buy, or otherwise approach or negotiate in respect of, the Units, and the Company has not heretofore done any of the foregoing.

(k) Right of First Offer. From the date of the first Closing until the date that is the twelve (12) month anniversary of the Closing Date, upon any proposed issuance (“Subsequent Financing”) by the Company or any of its subsidiaries of capital stock, including Common Stock or similar forms of capital stock as well as securities that may be convertible into or exercisable or exchangeable for such capital stock (including convertible debt), in a private financing, other than equity or convertible debt securities, units or other combinations or securities that include equity or convertible debt securities issued in connection with a strategic partnership, acquisition of another company or a merger and/or acquisition of substantially all of the assets of the Company, the Placement Agent shall have the right, but not the obligation, to participate and purchase any or all of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.  For the sake of clarity, the rights under this Section 4(k) shall not apply to a public offering of securities of the Company. The Company agrees to provide the Placement Agent reasonable written notice of its intention to effect a Subsequent Financing which shall include the terms and conditions of such Subsequent Financing. The Placement Agent shall have five (5) business days to respond to the Company’s written notice with the Placement Agent’s election to participate in the Subsequent Financing.

5. Payment of Fees and Expenses

(a) Fees.  For the services provided as Placement Agent, at the Closing, the Company shall pay the Placement Agent by wire transfer to the extent not previously paid by the Company or the Escrow Agent, (i) a placement agent commission consisting of (A) a cash fee of 10% of the aggregate sales price of the Units sold in the Offering to investors introduced to the Company by the Placement Agent (“NI Parties”) and (B) a warrant fee of warrants to purchase 10% of the number of Common Shares sold in the Offering to investors introduced to the Company by the Placement Agent (the “Agent Warrants”), and (ii) mailing and other offering expenses of the Placement Agent, as provided in Section 5(b).  The Placement Agent will not receive a Placement Agent commission with respect to sales of Units to insiders and existing investors.  The Agent Warrants shall be warrants to purchase Common Shares until November__, 2019 at an exercise price of one dollar ($1.00) per Common Share and have substantially similar terms as the Warrants.

(b) Expenses.  Whether or not the Offering is successfully completed, the Company will bear all of the expenses in connection with the Offering, including, but not limited to reasonable and documented expenses incurred by the Placement Agent in relation to travel and entertainment in support of its marketing efforts, such expenses in excess of five hundred dollars ($500) per individual occurrence to be pre-approved by the Company, up to a maximum of five thousand dollars ($5,000). Furthermore, the Company shall reimburse the Placement Agent for all reasonable legal fees, to be paid to Duane Morris LLP, not to exceed fifty thousand dollars ($50,000).  The Company has, prior to the execution of this Agreement, paid Duane Morris LLP twenty-five thousand dollars ($25,000) against such legal fees on behalf of the Placement Agent.  In addition, the Company shall pay the cost of any Escrow Agent Fees not to exceed three thousand dollars ($3,500).  Notwithstanding anything else contained in this Agreement, all of these expenses shall be the obligation of the Company and shall be paid either prior to or at Closing.

(c) Blue Sky Filing Expenses; Form D.  The Company will make all filings required under the “Blue Sky” laws of those jurisdictions as may be reasonably requested by the Placement Agent and reasonably agreed to by the Company, and to pay all related expenses.  The Company will file with the Securities and Exchange Commission, and will promptly thereafter forward to the Placement Agent, all reports on Form D as are required.

(d) No Other Fees.  Except for the commissions payable to the Placement Agent and as otherwise disclosed in the Transaction Documents, there are no commissions or finder’s fees payable by the Company for the Offering.

6. Placement Agent Conditions of Closing

The obligations of the Placement Agent under this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company in this Agreement as of the date hereof and as of the date of each Closing as if they had been made on and as of each Closing; the accuracy on and as of each Closing of the statements of the officers of the Company made under this Agreement; and the performance by the Company on and as of each Closing of its covenants and obligations under this Agreement and to the following further conditions:

(a) Opinion.  At the Closing, the Placement Agent shall receive an opinion of The Loev Law Firm, PC, or such other counsel and the Company retains, dated as of the date of the Closing.

(b) Officer’s Certificate.  At the Closing, the Placement Agent shall have received a certificate of the Company signed by its chief executive officer and the chief financial officer, dated as of the date of the Closing, to the effect that as of the date of the Closing, the representations and warranties of the Company in this Agreement are correct and complete in all material respects.

(c) Agreements and Other Documents.  At or before each Closing, counsel for the Placement Agent shall have been furnished such documents and certificates as they may reasonably require to enable them to review or pass upon the matters referred to in this Agreement and the Transaction Documents, or to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions in this Agreement.

(d) Subscription Agreement.  The Company shall have entered into the Subscription Agreement  which shall be in full force and effect on the date of such Closing.

(e) Escrow Agreement.  The Company shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect on the date of such Closing.

(f) Warrants.  The Company shall have entered into the Warrant Agreements which shall be in full force and effect on the date of such Closing.

7. Indemnification.

(a) Indemnification by Company.  The Company hereby agrees that it will indemnify and hold harmless the Placement Agent, its affiliates and each officer, director, shareholder, employee and agent of the Placement Agent, and each person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all claims, losses, damages, liabilities and expense whatsoever (including all legal fees and other expenses reasonably incurred in connection with investigating, preparing to defend or defending any claim, action, proceeding, inquiry, investigation or litigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any action, proceeding, inquiry, investigation or litigation) to which the indemnified person may become subject arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission of material fact necessary to make the statements therein not misleading in light the circumstances in which they were made, contained in the Transaction Documents in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission of material fact necessary to make the statements not misleading in light of the circumstances in which they were made by (y) any subscriber or (z) the Placement Agent and furnished in writing by or on behalf of the Placement Agent to the Company expressly for use in the Transaction Documents, or (ii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement.  Upon demand by an indemnified person at any time or from time to time, the Company will promptly reimburse the indemnified person for any loss, claim, damage, liability, or expense actually and reasonably paid by the indemnified person as to which the Company has agreed to indemnify such person.  However, the Company will not be liable under this indemnity to the extent that any loss, claim damage, liability or expense is found in a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) to be the result of the indemnified person’s bad faith, willful misconduct or gross negligence in performing the services described above and any previous payment or reimbursement by the Company will be promptly repaid to the Company.

(b) Indemnification by Placement Agent.  The Placement Agent hereby agrees that it will indemnify and hold harmless the Company and each officer, director, shareholder, employee and agent and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all claims, losses, damages, liabilities, or expenses whatsoever (including, all legal fees and other expenses reasonably incurred in connection with investigating, preparing to defend or defending any action, claim, proceeding, inquiry, investigation or litigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any action, proceeding, inquiry, investigation or litigation) to which the indemnified person or the Company may become subject arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission of material fact necessary to make the statements not misleading in light of the circumstances in which they were made, contained in the Transaction Documents in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Company expressly for use in the Transaction Documents, or (ii) the breach of any representation, warranty, covenant or agreement made by the Placement Agent in this Agreement.  However, the Placement Agent will not be liable under this indemnity to the extent that any loss, claim damage, liability or expense is found in a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) to be the result of the indemnified person’s bad faith, willful misconduct or gross negligence.

(c) Indemnification Procedures.  Promptly after receipt by indemnified party of notice of any claim or commencement of any action for which an indemnified party may be entitled to indemnification under Section 7(a) or 7(b) above, the indemnified party shall, within fifteen (15) business days, notify the indemnifying party in writing of the claim or the commencement of the action.  However, any delay or failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify the indemnified party if the indemnifying party is not materially prejudiced thereby.  If any action is brought against the indemnified party, the indemnifying party may participate therein and assume and control the defense thereof with counsel chosen by it that is reasonably acceptable to the indemnified party and the indemnifying party shall pay as incurred the reasonable fees and expenses of such counsel.  After notice from the indemnifying party to the indemnified party of its election to so assume the defense, the indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above, as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with its defense, but the indemnified party may, at its own expense, participate in the defense by counsel chosen by it, without, however, impairing the indemnifying party’s control of the defense.  Nevertheless, the indemnified party or parties shall have the right to choose its or their own counsel and counsel for the defense of any action, all at the expense of the indemnifying party if: (i) the engagement of their counsel shall have been authorized in writing by the indemnifying party for the defense of such action, at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties).  However, such counsel chosen by an indemnified party shall be reasonably satisfactory to the indemnifying party.  The indemnifying party shall pay the reasonable fees and expenses of such counsel as incurred.  However, for any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (other than counsel of record) at any time for all the indemnified parties.  No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld.

(d) Contribution.  To provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) above is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Placement Agent, as applicable, shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that the Placement Agent shall be responsible for such percent of the aggregate of such losses, claims, damages, liabilities and expenses as shall equal the percentage of the gross proceeds paid to the Placement Agent and the Company shall be responsible for the balance. If applicable law does not permit this allocation solely on the basis of proceeds, then such contribution shall be made in such proportion as appropriately reflects both the relative benefits and relative fault of the parties and other relevant equitable considerations.  However, in no event shall Placement Agent’s aggregate contributions exceed the amount of fees actually received by it under this Agreement.  However, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(d), each person entitled to indemnification under Section 7(a) above shall have the same rights to contribution as the Placement Agent and each person entitled to indemnification under Section 7(b) above shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party for which a claim for contribution may be made against the other party under this Section 7(d), notify the party from whom contribution may be sought.  However, any delay or failure to so notify the party from whom contribution may be sought shall not relieve that party from any obligation it may have for contribution if the party from whom contribution may be sought is not materially prejudiced thereby.

(e) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person.

8. Termination

This Agreement shall terminate if the Closing specified in Section 1(b) does not take place on or before the eighth (8th) calendar day following the Termination Date or as soon thereafter as the funds received from subscriptions have cleared the banking system in the normal course of business.  Either the Placement Agent or the Company may terminate the Offering and this Agreement in its sole discretion before Closing by delivering notice to the other party.  The Company shall promptly pay to the Placement Agent the amount of its actual out-of-pocket expenses (including fees and disbursements of counsel) in accordance with Section 5(b) upon presentation of documentation demonstrating that such expenses have actually been incurred if termination is based on any of the following: (i) the Company terminates the Offering during the Offering Period for any reason other than the Placement Agent’s breach of this Agreement; or (ii) the Placement Agent terminates the Offering or this Agreement during the Offering Period because (a) the Company has not performed any obligation under this Agreement or any representation or warranty under this Agreement is inaccurate in any material respect, (b) there has been, since the respective dates as of which information is given in the Transaction Documents, any material adverse change in the condition, financial or otherwise, of the Company, or in the properties or the earnings, business affairs or business prospects of the Company, (c) if trading in any securities of the Company has been suspended or materially limited by the Securities and Exchange Commission or any market or exchange on which such securities are quoted or listed, (d) if trading generally on The NYSE MKT has been suspended or materially limited, (e) any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Placement Agent, impracticable to market the Units or enforce contracts for the sale of the Units, or (f) facts have come to the Placement Agent’s attention that cause the Placement Agent to reasonably believe that the Transaction Documents contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading.  Upon termination, all subscription documents and payment for the Units shall be returned to the respective subscribers, without interest or deduction.

9. Effect of Termination.

Termination of this Agreement shall be without liability of any party to the other party except that the provisions of Section 5(b) (expenses); Section 7 (indemnification and contribution), Section 10 shall remain effective despite termination.

10. Miscellaneous

(a) Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs before the deadline imposed by that service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and the notice is sent by an additional method provided under this Agreement, in each case provided the communication is addressed to the intended recipient thereof as set forth below:

If to Placement Agent, to:

National Securities, Corporation
410 Park Avenue, 14th Floo
New York, NY  10022
Fax: (212) 380-2828
Tel:  (212) 380-2819
Attention: Jonathan Rich

with copies to:

Duane Morris LLP
One Riverfront Plaza
1037 Raymond Blvd.
Suite 1800
Newark, NJ 07102-5429
Fax:  (973) 556-1145
Tel:  (973) 424-2011
Attention: David A. Sussman, Esq.

and

Duane Morris LLP
30 S. 17th Street
Philadelphia, PA  19103
Fax:  (215) 405-2906
Tel.:  (215) 979-1206
Attention:  Darrick Mix, Esq.

If to the Company to:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Attn: Corporate Counsel
with copies to: The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, Texas 77401 Fax: (713) 524-4122 Attn: David M. Loev, Esq.
or to such other address of which written notice is given to the parties.

(b) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

(c) Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws provisions.  Any right to trial by jury for any claim, action, proceeding or litigation arising out of this Agreement or any of the matters contemplated in this Agreement is waived by the Company and the Placement Agent. The parties hereby irrevocably and unconditionally: submit to the jurisdiction of the federal and state courts located in the State of New York, for any dispute related to this Agreement or any of the matters contemplated hereby; consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law; and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

(d) Independent Contractor; No Fiduciary Duties.  The Placement Agent’s engagement under this Agreement in connection with the Offering is as independent contractor and not in any other capacity.  The Company acknowledges that it is solely responsible for making its own judgments in connection with the Offering.  No fiduciary, advisory or agency relationship between the Placement Agent and the Company has been or will be created for any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is currently advising the Company on related or other matters.  The Placement Agent shall have no obligation to the Company for the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement.  The offering price of the Units and the price to be paid by the investors were established by the Company following discussions and arms-length negotiations between the Placement Agent and the Company.  The Placement Agent has not provided any legal, accounting, regulatory or tax advice to the Company for the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate.  Accordingly, for each transaction contemplated by this Agreement and the process leading to the transaction, the Company waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company for such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of the Company.

(e) Severability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

(f) Confidentiality.

(i) The Placement Agent will maintain the confidentiality of all confidential information regarding the Company provided by the Company to the Placement Agent (the “Information”) (other than in order to comply with Placement Agent’s obligations as a member of FINRA and a broker-dealer registered under the Exchange Act or to assess its provision of Placement Agent services to the Company) and, unless and until such Information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction, provided, however, that the Placement Agent may disclose confidential information (1) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the Placement Agent’s entry into and performance of its obligations under this Agreement; (2) to any affiliate of the Placement Agent in the ordinary course of business, provided that the Placement Agent informs any of the persons or entities specified in subclauses (1) or (2), as applicable, that such information is confidential and directs such persons or entities to maintain the confidentiality of such information.  In the event the Placement Agent is legally required to make disclosure of any of the Information, the Placement Agent will give prompt notice to the Company prior to such disclosure, to the extent the Placement Agent can practically do so.

(ii) The foregoing paragraph shall not apply to information that: (A) at the time of disclosure by the Company, is or thereafter becomes, generally available to the public or within the industries in which the Company conducts business, other than as a result of a breach by the Placement Agent of its obligations under this Agreement; (B) prior to or at the time of disclosure by the Company, was already in the possession of, the Placement Agent or any of its affiliates, or could have been developed by them from information then lawfully in their possession, by the application of other information or techniques in their possession, generally available to the public; at the time of disclosure by the Company thereafter, is obtained by the Placement Agent or any of its affiliates from a third party who the Placement Agent reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or is independently developed by the Placement Agent or its affiliates.

(iii) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that they do not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

National Securities Corporation

By:	/s/ Jonathan C. Rich
Name:Jonathan C. Rich
Title: EVP - Director of Investment Banking

PEDEVCO Corp.

By:	/s/ Frank C. Ingriselli
Name: Frank C. Ingriselli
Title: Chief Executive Officer